SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          THE HARTCOURT COMPANIES INC.
             (Exact name of Registrant as specified in its charter)

                                      UTAH
         (State or other jurisdiction of incorporation or organization)

                                   87-0400541
                        (IRS Employer Identification No.)

              2049 Century Park East, Los Angeles, California 90067 (Address of Principal Executive Offices, including ZIP Code)

        Advisory Agreement and 1999 Stock Plan with NuVen Advisors, Inc.
                 and The Hartcourt Companies Inc., respectively
                            (Full title of the plan)

  Dr. Alan V. Phan, 2049 Century Park East, Suite 3760 , Los Angeles, CA 90067
                     (Name and address of agent for service)

                                 (310) 788-2634
          (Telephone number, including area code, of agent for service)

                                                        [HARTCORT\FS8:MAR1999]-6


                         CALCULATION OF REGISTRATION FEE

                                                         Proposed               Proposed
                                                          Maximum               Maximum            Amount of
   Title of Securities       Amount of Shares            Offering              Aggregate         Registration
    to be Registered         to be Registered       Price Per Share(1)     Offering Price(1)          Fee
-----------------------      ----------------       ------------------     -----------------     ------------

$.01 par value
Common Stock                 1,000,000              $.50                   $500,000              $139.00

$.01 par value
Common Stock                   100,000              $.50                   $ 50,000              $ 13.90
                             ----------------       ------------------     -----------------     ------------
                   TOTALS    1.100,000                 N/A                 $550,000              $152.90
                             ================                              =================     ============


(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act and is calculated on the basis of the par value of the common stock since there is no quotation by any market or exchange and the Common Stock is not reported on the OTC Bulletin Board.

                                                        [HARTCORT\FS8:MAR1999]-6

                                   PROSPECTUS

                          THE HARTCOURT COMPANIES INC.
                             2049 Century Park East
                          Los Angeles, California 90067
                                 (310) 788-2634

                       (1,100,000 SHARES OF COMMON STOCK)

         This Prospectus relates to the offer and sale by The Hartcourt Companies Inc., a Utah corporation (the "Company"), of shares of its $.01 par value per share common stock (the "Common Stock") to certain employees and advisors (the "Employees") pursuant to the Company's 1999 Stock Plan and agreements entered into between the Company and certain Employees. The Company is registering hereunder and then issuing, upon receipt of adequate consideration therefor, to the Employees and professional advisors 1,100,000 shares of Common Stock in consideration for services to be performed under the respective agreements.

         The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are "affiliates" of the Company within the meaning of the Securities Act of 1933 (the "Act") may sell all or part of the shares in any way permitted by law, including sales in the over-the-counter market at prices prevailing at the time of such sale. Of the shares registered hereunder, there are 1,000,000 shares being registered for affiliates of the Company. An affiliate is summarily, any director, executive officer or controlling shareholder of the Company or anyone of its subsidiaries. An "affiliate" of the Company is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If an Employee who is not now an "affiliate" becomes an "affiliate" of the Company in the future, he would then be subject to Section 16(b) of the Exchange Act. (See "General Information
- Restrictions on Resales").

                  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is March 18, 1999

                                                        [HARTCORT\FS8:MAR1999]-6

         This Prospectus is part of a Registration Statement which was filed and became effective under the Securities Act of 1933, as amended (the "Securities Act"), and does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings by the Company with the Commission are qualified in their entirety by the reference thereto.

         A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: The Hartcourt Companies Inc., 2049 Century Park East, Los Angeles, California 90067, (310) 788-2634.

         The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports, as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington D.C. 20549. Copies may be obtained at the prescribed rates. The Company's stock has been traded on the over-the-counter market since 1994 and is currently reported by the National Quotation Bureau Electronic Bulletin Board.

         No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation.

         Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been a change in the affairs of the Company since the date hereof.

                                                        [HARTCORT\FS8:MAR1999]-6

                                TABLE OF CONTENTS

Information Required in the Section 10(a) Prospectus ......................6

Item 1.  Plan Information..................................................6

         General Information...............................................6
                  The Company..............................................6
                  Purposes.................................................6
                  General Plan Information.................................6
                  Securities to be Offered.................................7
                  Employees Who May Participate in the Plan................7
                  Purchase of Securities Pursuant to the Plan on Payment
                  for Securities Offered ..................................7
                  Amendments and Termination...............................8
                  Registrant Information and Employee Plan Annual
                  Information .............................................8
                  Common Stock.............................................8
                  The Employees............................................8
                  No Restrictions on Transfer..............................8
                  Tax Treatment to the Employees...........................8
                  Tax Treatment to the Company.............................9
                  Restrictions on Resales..................................9

Documents Incorporated by Reference and Additional Information.............10

Item 2.  Registrant Information and Employee Plan Annual Information.......10
                  Legal Opinion and Experts................................10
                  Indemnification of Officers and Directors................10

Information Required in the Registration Statement.........................11

Item 3.  Incorporation of Documents by Reference...........................11

Item 4.  Description of Securities.........................................11

Item 5.  Interests of Named Experts and Counsel............................11

Item 6.  Indemnification of Directors and Officers.........................11

Item 7.  Exemption from Registration Claimed...............................12

Item 8.  Exhibits..........................................................12

Item 9.  Undertakings......................................................12

Signatures . . . . . . . . ................................................15

Exhibit Index . . . . .....................................................16

                                                        [HARTCORT\FS8:MAR1999]-6

                                     PART I

                    INFORMATION REQUIRED IN THE SECTION 10(a)

                                   PROSPECTUS

Item 1.                   Plan Information

GENERAL INFORMATION

The Company

         The Company has its principal executive offices at 2049 Century Park East, Suite 3760, Los Angeles, California 90067, where its telephone number is
(310) 788-2634.

Purposes

         The Common Stock to be issued by the Company to certain Employees will be issued pursuant to the Company's 1999 Stock Plan (the "Plan") and an agreement entered into between NuVen Advisors Inc. ("NuVen") and the Company, which the Plan and agreement have been approved by the Board of Directors of the Company (the "Board of Directors"). The Plan is intended to provide a method whereby the Company can induce greater personal involvement of the Employees and NuVen in the Company's future prosperity, thereby advancing the interests of the Company, and all of its shareholders. Copies of the agreements and the Plan have been filed as exhibits to this Registration Statement.

General Plan Information

         The Company's board of directors (the "Board") has adopted a stock plan for its employees and others entitled the Plan. Pursuant to the Plan, the Board can authorize the issuance of up to an aggregate of One Million shares of Common Stock of the Company over a maximum of a one year period, although the Board may shorten this period.

         The Board adopted the Plan on February 17, 1999. The Plan is intended to aid the Company in maintaining and continuing its development of a quality management team, in attracting qualified employees, consultants, and advisors who can contribute to the future success of the Company, and in providing such individuals with an incentive to use their best efforts to promote the growth and profitability of the Company.

         The Plan is not subject to the  provisions  of the Employee  Retirement
Income Security Act of 1974, as amended ("ERISA"), nor qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Administration of the Plan is the exclusive province of the Board. Board members are elected at each annual meeting of shareholders. The term each Board member serves is therefore one year. If an annual meeting is not held the member shall serve until the next submission of matters to a vote of Company's shareholders.

                                                        [HARTCORT\FS8:MAR1999]-6

         As ultimate administrators of the Plan, the Board should be contacted with requests for additional Plan information. Alternatively, the Board may appoint a committee to administer the Plan (hereinafter the Board or its duly authorized committee shall be referred to as "Plan Administrators"). As no committee has been authorized by the Board, the current Board members are the Plan Administrators. This group includes Dr. Alan V. Phan, Frederic Cohn and Leonard J. Roman. The address of the Board is c/o the Company, 2049 Centra Park East, Suite 3760, Los Angeles, CA 90067; telephone: (310) 788-2634.

         In the event a vacancy in the Board arises, the vote of a majority of remaining directors may select a successor, or, if the vacancy is not filled by the remaining Board, the vote of shareholders may also elect a successor to fill such vacancy. Board members may be removed from office by the vote of shareholders representing not less than two-thirds (2/3) of the shares entitled to vote on such removal. Plan Administrators who are not Board members can be removed or appointed at any time for any reason by the majority vote of Board members.

         The Plan Administrators shall interpret the Plan (which interpretation is binding on the participants absent demonstrable error), determine which employees or others shall receive shares, decide the number of shares and establish other terms of the options not already established in the Company's Plan. Information concerning changes in the Plan Administrators will be provided in the future either in the Company's proxy statements, annual or other reports, or in amendments to this document.

Securities to be Offered

         The Plan and agreement provides for the issuance of a maximum of One Million One Hundred Thousand (1,100,000) shares of Common Stock to be granted. The number of shares of Common Stock issuable under the Plan is subject to adjustment in the event of changes in the outstanding shares of Common Stock resulting from stock dividends, stock splits, or recapitalizations.

Employees Who May Participate in the Plan

         The Board shall determine which of the Company's employees are eligible to receive shares as compensation under the Plan. The term "Employee" includes any employee, director, officer, or consultant or advisor of the Company or any of its subsidiaries, provided that bona fide services shall be rendered by consultants and advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

Purchase of Securities Pursuant to the Plan and Payment for Securities Offered

         The Plan Administrators shall determine which employees shall receive shares under the Plan. The Plan is not subject to ERISA and the securities are being issued by the Company and not purchased on the open market or otherwise. Shares issued under the Plan shall be issuable as determined by the Plan Administrators.

         The shares of Common Stock subject to the Plan are subject to proportionate adjustment in the event of a stock dividend on the Common Stock or a change in the number of issued and outstanding shares of Common Stock as a result of a stock split, consolidation, or other recapitalization. Options, if any, and all other interests under the Plan shall be non-transferable, except by means of a will or the laws of descent and distribution.

                                                        [HARTCORT\FS8:MAR1999]-6

Amendments and Termination

         The Plan may be abandoned or terminated at any time by the Plan Administrators except with respect to any shares then issued and outstanding under the Plan. The Plan shall otherwise terminate on the earlier of the date that is five years from the date first appearing in the Plan or the date on which the one-millionth share is either issued under the Plan or on which the one-millionth share is deregistered on a post-effective amendment on Form S-8 filed with the Securities and Exchange Commission (the "SEC"). No shares may be issued under the terms of the Plan after the Plan has been terminated. The Board may alter or amend the Plan only once during any six (6) month period, except as to comply with changes to the Code. No termination, suspension, alteration or amendment may adversely affect the rights of an employee entitled to receive shares under the Plan without the consent of that Employee.

Registrant Information and Employee Plan Annual Information

         The Company will provide to any Employee upon request a copy, without charge, of the Company's periodic reports filed with the SEC, including its latest annual report on Form 10-KSB and its quarterly reports on Form 10-QSB. The Company will also provide any Employee upon written or oral request a copy, without charge, of the documents incorporated by reference in Item 3 of Part II of the Form S-8 registration statement. Requests for such information should be directed to the Company at 2049 Century Park East, Suite 3670, Los Angeles, CA 90067.

Common Stock

         The Board has authorized the issuance of up to 1,100,000 shares of the Common Stock to the Employees and upon effectiveness of this Registration Statement.

The Employees

         The Employees have agreed to provide their expertise and advice to the Company for the purposes set forth in their agreements with the Company.

No Restrictions on Transfer

         The Employees will become the record and beneficial owners of the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Tax Treatment to the Employees

         The Common Stock is not qualified under Section 401(a) of the Internal Revenue Code. The Employees, therefore, will be required for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferable, or
(b) the shares cease to be subject to a substantial risk of forfeiture. Accordingly, absent a specific contractual provision to the contrary the Employees will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. The Employees are urged to consult each of their tax advisors on this matter. Further, if any recipient is an "affiliate", Section 16(b) of the Exchange Act is applicable and may affect the issue of taxation.

                                                        [HARTCORT\FS8:MAR1999]-6

Tax Treatment to the Company

         The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be an expense deductible by the Company for federal income tax purposes in the taxable year of the Company during which the recipient recognizes income.

Restrictions on Resales

         In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the Exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the Company's Common Stock issued hereunder to affiliates is equal to the value of services rendered. Shares of the Company's Common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

                                                        [HARTCORT\FS8:MAR1999]-6

                       DOCUMENTS INCORPORATED BY REFERENCE
                                       AND
                             ADDITIONAL INFORMATION

         The Company hereby incorporates by reference (i) its annual report on Form 10-KSB for the year ended December 31, 1997, filed pursuant to Section 13 of the Exchange Act, (ii) any and all Quarterly Reports and Current Reports on Forms 10-Q (or 10-QSB or 8-K) filed under the Securities or Exchange Act subsequent to the filing of the Company's Annual Report on Form 10-K (or 10-KSB) for the fiscal year ended December 31, 1997, as well as all other reports filed under Section 13 of the Exchange Act, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

Item 2.           Registrant Information and Employee Plan Annual Information

         A copy of any document or part thereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: The Hartcourt Companies Inc., 2049 Century Park East, Los Angeles, California 90067; (310) 788-2634.

Legal Opinion and Experts

         Richard O. Weed has rendered an opinion on the validity of the securities being registered. Mr. Weed is not an "affiliate" of the Company. He does not currently own any shares of the Company's common stock.

         The financial statements of The Hartcourt Companies Inc. incorporated by reference in this Prospectus for the year ended December 31, 1997 have been audited by Harlan & Boettger, LLP, independent certified public accountants, as set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Indemnification of Officers and Directors

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                                        [HARTCORT\FS8:MAR1999]-6

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3.                   Incorporation of Documents by Reference

         Registrant hereby states that (i) all documents set forth in (a) through (c), below, are incorporated by reference in this registration statement, and (ii) all documents subsequently filed by registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

                  (a) Registrant's latest Annual Report, whether filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by annual report referred to in (a), above; and

                  (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.

Item 4.                   Description of Securities

         No description of the class of securities (i.e. the $.01 par value Common Stock) is required under this item because the Common Stock is registered under Section 12 of the Exchange Act.

Item 5.                   Interests of Named Experts and Counsel

         Mr. Weed has not nor does he presently own any shares of the Company's common stock.

Item 6.                   Indemnification of Directors and Officers

         Article VII, Section 1 of the Company's Bylaws limit the liability of any officer or Director and permit the Company to indemnify its directors and officers as follows:

         "No officer or Director shall be personally liable for any obligations of the corporation or for any duties or obligations arising out of any acts or conduct of said officer or director performed for or on behalf of the corporation. The corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a Director or officer of the corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of his having heretofore or hereafter been a Director or officer of the corporation or by reason of any action alleged to have been heretofore or hereafter taken or omitted to have been taken by him as such Director or officer, and shall reimburse each such person for all legal and all other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such person from all suits or

                                                        [HARTCORT\FS8:MAR1999]-6
         claims as provided for under the provisions of the Utah Business corporation Act; provided, however, that no such person shall be indemnified  against,  or be  reimbursed  for, any expense  incurred in connection with any claim or liability arising out of his own negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The corporation, its directors, officers, employees and agents shall be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel."

Item 7.           Exemption from Registration Claimed

                  Not applicable.

Item 8.           Exhibits

                  (a)  The  following   exhibits  are  filed  as  part  of  this
         registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

         Exhibit No.      Title

         1.               Not required.
         2.               Not required.
         3.               Not required.
         4.               Not applicable.
         5. Opinion of Richard O. Weed regarding the legality of the securities registered.
         6.               Not required.
         7.               Not required.
         8.               Not required.
         9.               Not required.
         10.              A.        Agreement with NuVen Advisors Inc.(1)
                          B.        The Hartcourt Companies Inc. 1999 Stock Plan
         11.              Not required.
         12.              Not required.
         13.              Not required.
         14.              Not required.
         15.              Not required.
         16.              Not required.
         17.              Not required.
         18.              Not required.
         19.              Not required.
         20.              Not required.
         21.              Not required.
         22.              Not required.
         23.              Not required.
         24.1             Consent  of   Richard  O.  Weed,  special  counsel  to
                          registrant, to the use of his opinion with respect to the legality of the securities being registered hereby and to the references to him in the Prospectus filed as a part hereof.
         24.2             Consent of Harlan & Boettger, LLP

                                                        [HARTCORT\FS8:MAR1999]-6

         Exhibit No.      Title

         25.              Not applicable.
         26.              Not applicable.
         27.              Not applicable.
         28.              Not applicable.
         29.              Not applicable.

Item 9.                   Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement to:

                  (i) include any prospectus required by Section 10 (a) (3) of the Securities Act;

                  (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                  (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs are incorporated by reference from periodic reports filed by the registrant small business issuer under the Exchange Act.

         (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                                        [HARTCORT\FS8:MAR1999]-6

         (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14e-3 under the Securities Exchange Act of 1934; and, where interim financial information require to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                                        [HARTCORT\FS8:MAR1999]-6

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Los Angeles, State of California on the 10th day of March, 1999.

                                        The Hartcourt Companies Inc.
                                        (Registrant)

                                        By:  /s/  Dr. Alan V. Phan
                                             ----------------------------------
                                                  Dr. Alan V. Phan, President

         Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:

Signatures               Title          Date
---------------------    --------       ----------------
/s/  Dr. Alan V. Phan    Director       March 10, 1999
---------------------
     Dr. Alan V. Phan

/s/  Leonard J. Roman    Director       March 10, 1999
----------------------
     Leonard J. Roman

/s/  Frederic Cohn       Director       March 10, 1999
----------------------
     Frederic Cohn

                                                        [HARTCORT\FS8:MAR1999]-6

                         FORM S-8 REGISTRATION STATEMENT

                                  EXHIBIT INDEX

         The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit
Number in
Registration                                                            Numbered
Statement           Description                                            Page
------------        --------------------------------------------------- --------
5.                  Opinion of Counsel                                     17
10.                 A.   Advisory Agreement with NuVen Advisors Inc.(1)    20
                    B.     The Hartcourt Companies Inc. 1999 Stock Plan    27
24.1                Consent of Richard O. Weed to Use of Opinion           30
24.2                Consent of Harlan & Boettger, LLP                      31

                                                        [HARTCORT\FS8:MAR1999]-6

                                   EXHIBIT 5.

                               OPINION OF COUNSEL



                                  ARCHER & WEED
                             Special Project Counsel

       5140 BIRCH STREET, SUITE 100, NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (714) 760-7424 FACSIMILE (714) 475-9087

WRITER'S DIRECT NUMBER
      (714) 475-9086

                                 March 10, 1999

Board of Directors
The Hartcourt Companies Inc.
2049 Century Park East
Los Angeles, California 90067

         Re:  Form S-8 Registration Statement Opinion of Counsel

Gentlemen:

         I have acted as a special counsel for The Hartcourt Companies Inc. a Utah corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Act") of a registration statement on Form S-8 (the "Registration Statement"), relating to the offer and sale of 1,100,000 shares of Common Stock, $.01 par value (the "Common Stock") to employees of the Company, in consideration for services performed and to be performed on behalf of the Company under the terms and conditions of certain agreements (the "Agreements").

         As special counsel for the Company, I have examined the Company's articles of incorporation, bylaws, minute book, and certain other corporate records. For the purpose of the opinions expressed below, I have also examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the Common Stock in this offering.

         In arriving at the opinions set forth below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of corporate records (including the Registration Statement with its exhibits) provided by the officers of the Company. I have made such investigations of law as I have considered necessary or appropriate as a basis for my opinions.

                                                        [HARTCORT\FS8:MAR1999]-6

The Hartcourt Companies Inc.
March 10, 1999
Page 18

         My opinions are qualified in all respects by the scope of the document examination and I make no representation as to the sufficiency of my investigation for your purpose. I have not made any document examination or rendered any other advice other than as described herein and I at all times have assumed and relied upon the truth and completeness of the information, statements and representations which have been given by the Company to me. I do not express any opinion with respect to the completeness, adequacy, accuracy or any other aspect of the financial statements incorporated by reference in the Registration Statement.

         In rendering this opinion, I have assumed, without independently verifying such assumptions, and this opinion is based and conditioned upon the following: (i) the genuineness of the signatures on and the enforceability of all instruments, documents and agreements examined by me and the authenticity of all documents furnished for my examination as originals and the conformity to the original documents of all documents furnished to me as copies; (ii) where an executed document has been presented to me for my review, that such document has been duly executed on or as of the date stated and that execution and delivery was duly authorized on the part of the parties thereto; (iii) each of the foregoing certificates, instruments and documents being duly authorized, executed and delivered by or on behalf of all the respective parties thereto, and such instruments and documents being legal, valid binding obligations of such parties; (iv) the truth and accuracy of representations and statements made in the documents received from the State of Utah; and (vi) The Hartcourt Companies Inc. will be operated in accordance with the terms of its charter documents and the laws of the State of Utah and the terms of the instruments or documents referred to above.

         Based upon the foregoing, I am of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Utah, the jurisdiction of its incorporation.

         2. The terms and provisions of the Common Stock conform to the description thereof contained in the Registration Statement, and the form of the stock certificates used to evidence the Common Stock are in good and proper form and no stockholder is entitled to preemptive rights to subscribe for or purchase any of the Common Stock.

         3. Based upon the foregoing, I am of the opinion that the issuance and the sale of the shares of Common Stock in this offering has been duly and validly authorized, and subject to compliance with the provisions of the written agreements, the Common Stock issuable under the Agreements will duly authorized and validly issued as fully paid and non-assessable shares of Common Stock.

         I am admitted to practice in the State of California and the State of Texas. I am not admitted to practice in Utah, the state of incorporation of the Company, or in any other jurisdictions other than California and Texas, in which the Company may own property or transact business. My opinions herein are with respect to federal law only and, to the extent my opinions are derived from the laws of other jurisdictions, are based upon an examination of all relevant authorities and the documents referenced herein and are believed to be correct. However, except for pending litigation or claims matters, I have not directly obtained legal opinions as to such matters from attorneys licensed in such other jurisdictions. No opinion is expressed upon any conflict of law issues. My opinions are qualified to the extent that enforcement of rights and remedies are

                                                        [HARTCORT\FS8:MAR1999]-6

The Hartcourt Companies Inc.
March 10, 1999
Page 19

subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, and other laws of general application or equitable principles affecting the rights and remedies of creditors and security holders and to the extent that the availability of the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

         This opinion is limited to matters existing as of this date, and no responsibility is assumed to advise you of changes (factual or legal) which may hereafter occur, whether deemed material or not.

         This opinion is furnished by me to you as special counsel for the Company and it is solely for your benefit. This opinion is not to be used, circulated, quoted or otherwise referred to in whole or in part for any purpose, other than as set forth in my written consent.

                                        Very truly yours,

                                        /s/  Richard O. Weed
                                        ---------------------------------------
                                             Richard O. Weed

                                                        [HARTCORT\FS8:MAR1999]-6

                                  EXHIBIT 10-A

                   ADVISORY AGREEMENT WITH NuVEN ADVISORS INC.



                               NuVEN ADVISORS INC.
                          4001 South Decatur, Suite 399
                               Las Vegas, NV 89103
              Telephone: (702) 871-9080; Facsimile: (702) 875-5945

                                February 8, 1999

Dr. Alan Phan
The Hartcourt Companies Inc.
2049 Century Park East, Suite 3760
Los Angeles, CA 90067

         RE:      Restructure of The Hartcourt Companies Inc. ("HRCT")

Dear Alan:

The purpose of this letter is to finalize the negotiations expressed in the various letters and our meetings regarding the restructuring of HRCT through (a) the formation of a new subsidiary, Enova Holdings Inc. ("Enova"), into which (b) the equity investments of HRCT's two (2) active subsidiaries and indebtedness assumed or guaranteed by HRCT, if any, shall be assigned, (c) the distribution or Spinoff (as defined below) of the shares of Enova owned by HRCT to the HRCT shareholders, followed by (d) the "acquisition" by assignment to HRCT by CyberAmerica Corporation ("CYAA") of the Share Purchase Agreement dated October 21, 1998 and acceptable extension (the "Internet Agreement") between CYAA and the shareholders of the Chinese corporation which owns 90% of the joint venture enterprise described in the Internet Agreement as the "Internet Company". Collectively, steps (a) through (c) are referred to as the "Restructuring", and step (d) is referred to as the "Initial Business Acquisition."

With this as background, this letter, when countersigned below, will confirm and memorialize our understanding and agreement ("Agreement") by and among NuVen, HRCT and yourself to enter into a series of transactions to effect the Restructuring and the Initial Business Acquisition, all upon and subject to the following terms and conditions:

1.       Engagement

         HRCT  hereby  retains  NuVen  to act  as  advisor  to  assist  HRCT  in
         connection  with  the  proposed   Restructuring  and  Initial  Business
         Acquisition.

         To effect the Restructuring, NuVen will prepare transactional documentation, offering circular(s), explanatory or disclosure statement(s), and notices or periodic reports pursuant to the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act") to be filed with the Securities and Exchange Commission (the "Commission") pertaining to the Restructuring, such documents being identified in paragraph 2 herein (collectively referred to as the "Restructuring Documents").

                                                        [HARTCORT\FS8:MAR1999]-6

Dr. Alan Phan
February 8, 1999
Page 21

         As part of the Restructuring, based upon the information provided by HRCT, NuVen will prepare the transactional documentation to effect the transfer of all of HRCT's assets, excluding the equity investment in Hartcourt Investments Inc. ("HII"), into Enova, and the distribution of all of the Enova shares to the HRCT shareholders of record on the Spinoff Date (as defined herein) on a basis which will effectively result in each current HRCT shareholder receiving 1 share of Enova for each four (4) shares of HRCT (the "Spinoff").

2.       The Restructuring, Spinoff and Initial Business Acquisition

         NuVen's services shall consist of preparing the Restructuring Documents and assisting HRCT to effect the Restructuring, Spinoff and Initial Business Acquisition as follows:

         A.       The Restructuring Documents

                  (i) The preparation and filing with the state of Nevada Articles of Incorporation of a new subsidiary ("Enova"); the Share Purchase Agreements through which the single issued and outstanding share of Enova is acquired by HRCT, and all of the issued and outstanding shares of High Technology Manufacturing Inc. ("ECS") and Environmental Control & Filtration System, conducted through Pego Systems Inc. ("Pego") shall be transferred to Enova in exchange for which HRCT shall receive 4,938,093 shares of Enova (the "Enova Shares"), an amount equal to the 19,754,381 shares of common stock of HRCT currently issued and outstanding, divided by four (4);

                  (ii) a Distribution Agreement to spinoff the Enova Shares to HRCT's current shareholders of record effective the record date, which shall be February 28, 1998 (the "Spinoff Date"). The Spinoff of the Enova Shares will be carried out as a distribution or dividend to HRCT's shareholders so that each Enova shareholder will also retain his/her/its original number of shares of HRCT held as of the Spinoff Date;

                  (iii) a Distribution Agreement to Spinoff the shares of HII to the HRCT shareholders as of the Spinoff Date, with such distribution of shares of HII to occur within 180 days following the filing of HRCT's annual report on Form 10-KSB for the year ended December 31, 1998;

                  (iv) an Exchange Agreement between Enova and Dr. Alan Phan ("Phan") pursuant to which Phan will exchange his shares of HRCT preferred stock for the same class of shares of preferred stock of Enova with the same rights and privileges;

                  (v) an initial draft of an Offering Circular on Form 1-A for Enova; and,

                  (vi)     a Registration Statement on Form 10-SB for Enova.

                                                        [HARTCORT\FS8:MAR1999]-6

Dr. Alan Phan
February 8, 1999
Page 22

         B.       The Initial Business Acquisition

                  Effective the Spinoff Date, NuVen will cause CYAA to assign to HRCT its rights under the Internet Agreement and acceptable extension of terms, a copy of which together with all other due diligence materials in NuVen's possession (which have been previously made available and reviewed by HRCT (authorized representatives) shall be delivered to HRCT simultaneously with HRCT's execution hereof.

3.       New Board of Directors

         If the Restructuring Documents and the assignment of the Internet Agreement are delivered to HRCT on or before March 3, 1999 (the "Cutoff Date"), HRCT agrees to cause its current Board of Directors to become the Board of Directors of Enova and simultaneously resign as directors of HRCT in favor of directors appointed by the management of the Chinese Internet Co., or their designees.

         Simultaneously with the resignation of the Board of Director of HRCT, the new Board of Directors will assume responsibility for all financial and regulatory reporting required of HRCT, specifically Form 10-KSB at December 31, 1998 and any other reports required to be filed from the date of their appointment forward; any and all filings by HRCT prior to the date of appointment of the new Board of Directors ("Prior Reports") shall remain the responsibility of the present or those HRCT directors executing such Prior Reports.

4.       Information on HRCT

         In connection with NuVen's activities hereunder, HRCT acknowledges and agrees to (a) allow NuVen to use and rely on all information on or about HRCT in the public domain, and on information available from generally recognized public sources, in the drafting of the Restructuring Documents (the "HRCT Information"); (b) that NuVen has not and cannot independently verify same, and (c) release NuVen from any responsibility for the accuracy or completeness of HRCT Information.

5.       Retained Interest of Current HRCT Shareholders

         NuVen will cause the assignment of the Internet Agreement and HRCT on or before the Cutoff Date. Provided the tender of the Restructuring Documents and the Litigation Settlement have occurred prior to the Termination Date (as defined herein), and that (a) closing on the purchase of the Internet Company will not require HRCT to issue shares so as to dilute the HRCT shareholders of record as of the Spinoff Date by more than ninety percent (90%) and will retain at least ten percent (10%) of the HRCT common stock issued and outstanding give effect to such acquisition (the "Retained Interest"); and (b) the new board of directors of HRCT will distribute at least fifteen percent (15%) of the shares of HII to the HRCT shareholders of record on the Spinoff Date, upon tender of the Internet Agreement, it agrees to take all corporate action to acquire the Internet Company.

                                                        [HARTCORT\FS8:MAR1999]-6

Dr. Alan Phan
February 8, 1999
Page 23

6.       Term

         Unless extended by mutual written agreement, this Agreement shall be effective the date NuVen first began assisting HRCT related to the Restructuring and the Spinoff, and shall terminate on March 15, 1999 (the "Termination Date").

7.       Compensation

         for the services provided by NuVen pursuant to this Agreement

         Provided that NuVen delivers the Restructuring Documents and the assignment of the Internet Agreement on or before the Cutoff Date, HRCT shall pay NuVen a fee by way of the issuance by HRCT of One Hundred Thousand (100,000) shares of HRCT's common stock (the "Fee"), to be paid in cash or shares of HRCT common stock, with such shares to be registered as set forth herein.

8.       Registration of Shares

         No later than thirty (30) days following the Spinoff, the shares issued to satisfy the Fee shall be registered by action of the then standing Board of Directors of HRCT with the Commission under a Form S-8 or other applicable registration statement.

9.       Costs and Expenses

         All third party and out-of-pocket expenses incurred by NuVen in the preparation of the Restructuring Documents shall be paid by NuVen. All costs and expenses incurred by HRCT up to and including the Spinoff Date shall be paid by HRCT.

10.      No Agency Express or Implied

         This Agreement neither expressly nor impliedly creates a relationship of principal and agent between HRCT and NuVen, or employee and employer as between NuVen's Personnel and HRCT.

11.      Confidentiality and Non-Circumvention

         HRCT agrees that non-public information concerning the finances, plans, strategies, and overall business operations of the Internet Agreement and the Internet Company, the language and structure of the Restructuring Documents, and that the documentation and structure of the Spinoff provided by NuVen, is highly confidential and proprietary to NuVen ("Confidential Information").

         HRCT acknowledges that such Confidential Information represents a legitimate, valuable, and protectable interest of NuVen and gives NuVen a competitive advantage, which would otherwise be lost if the
         Confidential Information was improperly disclosed. HRCT further acknowledges that unauthorized or improper disclosure or use of Confidential Information would cause NuVen irreparable harm and injury. HRCT therefore agrees that, for a period of two (2) years following the date hereof, it will not disclose or threaten to disclose the Confidential Information except as requires by law to any person, partnership, company, corporation, or to any other business or governmental organization or agency, as the case may be, without the

                                                        [HARTCORT\FS8:MAR1999]-6

Dr. Alan Phan
February 8, 1999
Page 24

         express written consent of NuVen. HRCT further agrees not to use or threaten to use the Confidential Information in any way contrary to the interests of NuVen. HRCT further agrees that all ownership rights to the Confidential Information are retained by NuVen, and that no right of ownership shall pass to HRCT by virtue of this Agreement other than by payment of the Fee and acceptance of the assignment of the Internet Agreement.

12.      Amendment

         This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

13.      Waiver

         Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

14.      Notices

         Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, or when sent by facsimile transmission charges prepared, provided that the communication is addressed:

         (i)      In the case of HRCT:  The Hartcourt Companies Inc.
                                        2049 Century Park East, #3760
                                        Los Angeles, California 90067
                                        Telephone: (310) 788-2534
                                        Facsimile: (310) 553-1338

         (ii)     In the case of NuVen: NuVen Advisors Inc.
                                        4001 South Decatur, #399
                                        Las Vegas, Nevada  89103
                                        Telephone:        (702) 871-9080
                                        Telefax:          (702) 875-5945

         (iii)    With copy to:         Richard O. Weed
                                        Archer & Weed
                                        4695 MacArthur Court, Suite #530
                                        Newport Beach, CA 92660
                                        Telephone:        (949) 475-7739
                                        Telefax:          (949) 475-7735

                                                        [HARTCORT\FS8:MAR1999]-6

Dr. Alan Phan
February 8, 1999
Page 25

                  or to such other person or address designated in writing by HRCT or NuVen to receive notice.

15.      Headings

         The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

16.      Governing Law

         This Agreement was negotiated and is being contracted for in the United States, State of California, and shall be governed by the laws of the State of California, notwithstanding any conflict-of-law provision to the contrary, and the parties hereto mutually agree that any litigation arising hereunder shall be filed and heard by a court of competent jurisdiction in the state of California, County of Orange.

17.      Binding Effect

         This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

18.      Entire Agreement

         This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

19.      Severability

         If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

20.      Counterparts

         A facsimile, telecopy, or other reproduction of this Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. In this event, such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

                                                        [HARTCORT\FS8:MAR1999]-6

Dr. Alan Phan
February 8, 1999
Page 26

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written.

                                        "NuVen"

                                        /s/  NuVen Advisors, Inc.
                                        ---------------------------------------
                                             NuVen Advisors, Inc.

                                        The "Company"

                                        /s/  The Hartcourt Companies Inc.
                                        ---------------------------------------
                                             The Hartcourt Companies Inc.

                                                        [HARTCORT\FS8:MAR1999]-6

                                  EXHIBIT 10-B

                  THE HARTCOURT COMPANIES INC. 1999 STOCK PLAN

1.       Purpose of the Plan

         The purpose of The Hartcourt Companies Inc. 1999 Stock Plan ("Plan") is to provide a means by which The Hartcourt Companies Inc., a Utah corporation ("Company") may compensate key employees, advisors, and consultants by issuing stock to them in exchange for services and to thereby conserve the Company's cash resources. In addition, such stock ownership will provide increased incentive for such individuals to render services to the Company in the future and to exert maximum effort for the success of the Company's business.

2.       Definitions

         The following definitions apply the provisions of this Plan:

         A.       "Board" means the Company's Board of Directors

         B.       "Common Stock" means the Company's Common Stock

         C. "Committee" means the Committee appointed by the Board in accordance with paragraph A of Section 3 of this Plan.. If no Committee is appointed, "Committee" refers to the Board.

         D. "Employee" means any person, including officers, directors, employees, advisors, and consultants employed by the Company or any Subsidiary on either a full-time or part-time basis.

         E "Plan" means this 1999 Stock Plan.

         F.       "Share" means a share of Common Stock.

3.       Administration of the Plan

         A. Procedure. The board shall administer the Plan. The Board may appoint a Committee of not less than three (3) Board members to administer the Plan, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until the Board otherwise directs. From time to time, the Board may increase the Committee size and appoint additional members, fill vacancies, however caused, and remove all members and thereafter directly administer the Plan. Members of the Committee who are either eligible for Stock under this Plan or have been granted Stock under this Plan may vote on any matters affecting the Plan administration or granting any Stock under the Plan; provided that no such member shall act upon the granting of Stock to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting during which such action is taken.

                                                        [HARTCORT\FS8:MAR1999]-6

         B. Powers of the Committee. The Committee shall have the authority to (i) based on relevant information, to determine the fair market value of the Common Stock; (ii) to determine the value of the services rendered or to be rendered to the Corporation, (iii) the Employees to whom and the time or times when Common Stock shall be granted and the number of Shares to be issued; (iv) to interpret the Plan; (v) to prescribe, amend and rescind rules and regulations relating to the Plan; (vi) to authorize any person to execute on the Company's behalf any instrument required to effectuate a grant of Common Stock; and
                  (vii) to make all other determinations deemed necessary or advisable for administering the Plan.

         C. Effect of Committee's Decision. All decisions, determinations, and interpretations of the Committee shall be final and binding on any and all holders of Common Stock granted under the Plan.

4.       Stock Reserved.

         A total of 1,000,000 shares of Class A Common Stock shall be subject to the Plan. Such Shares shall be unissued or previously issued share reacquired and held by the Company. The 1,000,000 Shares shall be and are hereby reserved for issuance under the Plan. Any such shares which remain unsold when the Plan terminate shall cease to be reserved for the Plan, but until termination, the Company shall at all times reserve a sufficient number of shares to meet the Plan's requirements.

5.       Eligibility

         Common Stock may be issued under this Plan only to Employees for services rendered to the Company or on the Company's behalf as determined by the Board or the Committee. Common stock may not be issued under this Plan for services in connection with a capital raising transaction for the Company. An Employee who has been issued Common Stock under the Plan, if he or she is otherwise eligible, may be granted additional Common Stock.

6.       Continuation of Employment

         Neither the Plan or the issuance of any Common Stock under the Plan shall confer upon any Employee any right with respect to continuing employment with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or other position at anytime.

7.       Fair Market Value Limitation

         the board or Committee shall grant the right to receive Common Stock to Employees for services rendered to, or to be rendered to, or on behalf of, the Company such that the fair market value of the Stock approximates the fair market value of the services. Determination of fair market value shall be within the business discretion of the Board and/or Committee.

8.       Investment Representation

         Each Employee granted Shares under this Plan shall represent in writing that he or she is acquiring the Shares for investment and not for resale or to distribute the Shares to the public. Upon demand, delivery of such a representation prior to the delivery of any shares issued shall be a condition precedent to the right of the Employee to receive Shares under the Plan.

                                                        [HARTCORT\FS8:MAR1999]-6

9.       Amendments or Termination

         The Board of Directors may amend, alter or discontinue the Plan.

10.      Compliance with Other Laws and Regulations

         The Plan, the grant, and issuance of Shares under the Plan shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by the governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. Further, it is the intention of the Company that the Plan comply in all respects with the provisions of Rule 16b-3 of the Securities and Exchange Act of 1934, as amended. If any Plan provision is found not to be in compliance with Rule 16b-3, the provision shall be deemed null and void.

11.      Effectiveness and Expiration of the Plan

         The Plan shall be effective on February 15, 1999, and continue to February 15, 2002, three years after the effective date of the Plan and thereafter no Shares shall be granted under the Plan.

ATTEST:

/s/  Dr. Alan V. Phan
-----------------------------------------
     Dr. Alan V. Phan, President and CEO

                                                        [HARTCORT\FS8:MAR1999]-6

                                  EXHIBIT 24.1

                  CONSENT OF RICHARD O. WEED TO USE OF OPINION

                                  ARCHER & WEED
                             Special Project Counsel

       5140 BIRCH STREET, SUITE 100, NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (714) 760-7424 FACSIMILE (714) 475-9087

WRITER'S DIRECT NUMBER
(714) 475-9086

                                 March 10, 1999

Board of Directors
The Hartcourt Companies Inc.
2049 Century Park East
Los Angeles, California 90067

         Re:  Form S-8

Gentlemen:

         I hereby consent to the filing of my opinion dated even date herewith as an Exhibit to the Form S-8 Registration Statement to be filed by The Hartcourt Companies Inc.

         I further consent to the reference to me and my opinion under the caption "Legal Opinion and Experts" in the Prospectus.

                                        Very truly yours,

                                        /s/  Richard O. Weed
                                        ---------------------------------------
                                             Richard O. Weed

                                                        [HARTCORT\FS8:MAR1999]-6

                                  EXHIBIT 24.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of The Hartcourt Companies Inc. on Form S-8 of our report dated February 10, 1998,ppearing in the Annual Report on Form 10- KSB of The Hartcourt Companies Inc. for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

                                        /s/  Harlan & Boettger, LLP
                                        ---------------------------------------
                                             Harlan & Boettger, LLP

San Diego, California
March 18, 1999

                                                        [HARTCORT\FS8:MAR1999]-6

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